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Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the amended Registration Statement (Form S-3) and related Prospectus of Sonic Foundry, Inc. for the registration of 5,018,959 shares of its Common Stock and to the incorporation by reference therein of our report dated November 9, 2001 with respect to the financial statements and schedule of Sonic Foundry, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                        /s/ ERNST & YOUNG LLP



Milwaukee, Wisconsin
June 21, 2002